UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 15, 2005
Great Wolf Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison,
Wisconsin	53703

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 608-661-4700
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On October 17, 2005, Great Wolf Resorts, Inc. filed a Form 8-K disclosing its disposition of two of its properties. That Form 8-K is hereby amended to include required pro forma financial information.
Item 9.01    Financial Statements and Exhibits
(b)   Pro Forma Financial Information
Great Wolf Resorts, Inc.:
Unaudited Pro Forma Consolidated Financial Information	F-1
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2005	F-2
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2005	F-4

Top of the Form
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.
December 15, 2005	By:	J. Michael Schroeder
		Name:	J. Michael Schroeder
		Title:	Corporate Secretary

Introduction
The terms “Great Wolf Resorts,” “us,” “we” and “our” are used in these pro forma financial statements to refer to Great Wolf Resorts, Inc.
The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 has been prepared to give pro forma effect to our sale of certain resort assets to a joint venture (the “Partnership”) comprised of affiliates of CNL Income Properties, Inc. and us, as if the sale had occurred on September 30, 2005. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005 has been prepared to give pro forma effect to the sale and related transactions as if they had occurred on January 1, 2005. All material adjustments necessary to reflect the sale and related transactions are presented in the Transaction Adjustments columns, which are further described in the notes below. The unaudited pro forma condensed consolidated financial statements assume the adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.
We have not presented a pro forma condensed consolidated statement of operations for the period December 21, 2004 (commencement of our operations) through December 31, 2004 as the effect of the sale and related transactions on our operations for that 11-day interim period is considered immaterial. The resort-owning entities whose resorts were sold to the Partnership were not included in our predecessor entity’s financial statements in periods prior to our commencement of operations on December 21, 2004.
The pro forma condensed consolidated financial statements assume all of the following occurred on September 30, 2005, in the case of our pro forma consolidated balance sheet, and as of January 1, 2005, in the case of our pro forma consolidated statement of operations:
•	Selling to the Partnership two waterpark resorts: the 309-suite Great Wolf Lodge resort in Wisconsin Dells, Wisconsin and the 271-suite Great Wolf Lodge resort in Sandusky, Ohio (the “Properties”), both of which we previously owned and operated, following the purchase of the Properties on December 20, 2004. The Properties were valued at a total sales price of $114.5 million. CNL Income Properties acquired a 70% interest in the Partnership for approximately $80.1 million;
•	Entering into agreements to manage the Properties and to license the Great Wolf Lodge brand to the Partnership, pursuant to long-term management and license agreements, respectively;
•	Establishing an investment in affiliate for the 30% interest in the Properties we retained following the sale;
•	Escrowing $17.5 million of our initial $80.1 million in total proceeds, in order to fund the construction of an approximately 38,000 square-foot waterpark expansion at the Great Wolf Lodge in Wisconsin Dells, Wisconsin and recording a liability of $8.1 million as the estimated cost of that expansion project;
•	Removing $42.9 million of goodwill from our books as part of the carrying value of the resorts disposed of in the sale; and
•	Terminating a $75.0 million revolving credit facility secured by the resorts disposed of in the sale, none of which was outstanding at the time of the sale of the Properties.
The Partnership was evaluated in accordance with FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, an interpretation of ARB No. 51, and was determined not to be a variable interest entity. Accordingly, we have accounted for our 30% ownership interest in the Partnership using the equity method of accounting.
The pro forma condensed consolidated financial statements are for informational purposes only and should not be considered indicative of actual results that would have been achieved had the sale and related transactions reflected herein had occurred on the dates or been in effect during the periods indicated. The pro forma financial information should not be viewed as indicative of our financial results or conditions in the future.

GREAT WOLF RESORTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2005
(Dollars in thousands)

		Transaction
	Historical	Adjustments			Pro Forma
	(A)
ASSETS
Current assets:
Cash and cash equivalents	$16,647	$62,420	(B	)	$76,210
		(2,857)	(E	)
Accounts receivable	1,298	17,730	(B	)	19,028
Inventories	2,591	(768)	(B	)	1,823
Other current assets	6,719	(465)	(E	)	6,254

Total current assets	27,255	76,060			103,315

Property and equipment, net	452,989	(76,572)	(B	)	376,417
Other assets	11,520	23,202	(B	)	51,399
		18,399	(C	)
		(857)	(E	)
		(865)	(F	)
Other intangible assets	19,114	—			19,114
Goodwill	138,769	(61,331)	(C	)	77,438

Total assets	$649,647	$(21,964)			$627,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,587	$—			$1,587
Accounts payable	16,856	—			16,856
Accrued expenses	7,917	(2,234)	(E	)	5,683
Advance deposits	3,768	(1,088)	(E	)	2,680
Other current liabilities	1,522	8,099	(D	)	17,938
		1,841	(G	)
		6,476	(H	)

Total Current Liabilities	31,650	13,094			44,744

Long-term debt	154,865	—			154,865
Other long term debt	12,293	—			12,293
Other long-term liabilities	391	—			391
Deferred tax liability	52,097	(1,841)	(G	)	50,256
Deferred compensation liability	1,460	—			1,460

Total liabilities	252,756	11,253			264,009

Minority interest	6,597	—			6,597
Commitments and contingencies
Stockholders’ Equity:
Common stock	303	—			303
Additional paid in capital	394,060	—			394,060
Preferred stock	—	—			—
Accumulated deficit	(1,869)	26,012	(B	)	(35,086)
		(42,932)	(C	)
		(8,099)	(D	)
		(857)	(E	)
		(865)	(F	)
		(6,476)	(H	)
Shares of common stock held in deferred compensation plan	(2,200)	—			(2,200)

Total stockholders’ equity	390,294	(33,217)			357,077

Total liabilities and stockholders’ equity	$649,647	$(21,964)			$627,683

Notes to Condensed Consolidated Pro Forma Balance Sheet (dollars in thousands)
(A)	Reflects our historical condensed consolidated balance sheet as of September 30, 2005.

(B)	Reflects the sale of the fixed assets and inventories of the Properties to the Partnership and the reclassification of $23,202 of those assets (representing 30% of the historical carrying value of those assets) to our investment in affiliate. Total sales proceeds of $80,150 consist of the following:
•	$62,420 of unrestricted cash

•	$17,730 of proceeds escrowed with an affiliate of the Partnership. These amounts will be transferred to us as we fund completion of a waterpark expansion project at the Wisconsin Dells resort.
(C)	Reflects the removal of $42,932 of our goodwill and reclassification of $18,399 of our goodwill (representing 30% of the historical carrying value of that asset) to our investment in affiliate.
(D)	Reflects the recording of a liability for the expected future costs of completion of the waterpark expansion project.
(E)	Reflects the net cash impact of the sale of other current assets and liabilities of the Properties to the Partnership.
(F)	Reflects the write-off of $865 of unamortized loan fees related to an existing revolving credit facility terminated in conjunction with the sale of the Properties to the Partnership.
(G)	Reflects the reclassification of deferred tax liabilities associated with the assets of the Properties to current tax liabilities.
(H)	Reflects the estimated additional net current income tax impact of the sale of the Properties to the Partnership. This additional net tax impact is due to the non-deductibility for tax purposes of the removal of goodwill recorded in conjunction with the transaction.

GREAT WOLF RESORTS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2005
(Dollars in thousands, except per share amounts)

		Transaction
	Historical	Adjustments			Pro Forma
	(A)				(H)
Revenues:
Rooms	$57,559	$(20,601)	(B	)	$36,958
Food and beverage	14,487	(4,891)	(B	)	9,596
Other hotel operations	14,132	(4,114)	(B	)	10,018
Development and other fees-related parties		2,188	(C	)	2,188
Sale of condominiums	25,862	(25,862)	(B	)	—

	112,040	(53,280)			58,760
Other revenue from managed properties		8,438	(D	)	8,438

Total revenues	112,040	(44,842)			67,198

Operating expenses by department:
Rooms	8,478	(3,393)	(B	)	5,085
Food and beverage	12,444	(3,988)	(B	)	8,456
Other	11,204	(3,511)	(B	)	7,693
Other operating expenses:
Selling, general and administrative	19,738	(6,620)	(B	)	13,118
Property operating costs	16,799	(5,023)	(B	)	11,776
Depreciation and amortization	19,520	(5,772)	(B	)	13,444
		(304)	(F	)
Cost of sales of condominiums	16,780	(16,780)	(B	)	—

	104,963	(45,391)			59,572
Other expenses from managed properties		8,438	(D	)	8,438

Total operating expenses	104,963	(36,953)			68,010

Net operating income (loss)	7,077	(7,889)			(812)

Interest income	(967)	10	(B	)	(957)
Interest expense	4,744	(1)	(B	)	4,459
		(284)	(F	)

Income (loss) before income taxes, minority interests, and equity in earnings of unconsolidated affiliates	3,300	(7,614)			(4,314)
Income tax expense (benefit)	1,331	(3,046)	(G	)	(1,715)
Minority interests	(3)	—			(3)
Equity in earnings of unconsolidated affiliates, net of tax	—	(1,870)	(E	)	(1,870)

Net income (loss)	$1,972	$(2,698)			$(726)

Net income per share-basic	$0.07				$(0.02)

Net income per share-diluted	$0.07				$(0.02)

Weighted average common shares outstanding:
Basic	30,132,896				30,132,896

Diluted	30,234,887				30,132,896

Notes to Pro Forma Condensed Consolidated Statement of Operations (dollars in thousands)
(A)	Reflects our historical condensed consolidated statement of operations for the nine months ended September 30, 2005.
(B)	Reflects the historical condensed statements of operations for the Properties for the nine months ended September 30, 2005.
(C)	Reflects the revenue from management fees, license fees and central reservation charges related to the Properties.
(D)	Reflects amounts recorded under Emerging Issues Task Force Issue No. 01-14, “Income Statement Characteristics of Reimbursements for Out-of-pocket Expenses,” which requires the recognition of certain revenues and expenses related to managed properties in the manager’s statement of operations. These amounts primarily relate to payroll costs at the managed properties where we are the employer. The reimbursement of those costs by the properties’ owner is recorded as revenue with a corresponding expense.
(E)	Reflects our equity in earnings of affiliates related to our 30% ownership interest in the Partnership.
(F)	Reflects the reduction in amortization expense as a result of the termination of an existing revolving credit facility in conjunction with the sale of the Properties to the Partnership.
(G)	Reflects the adjustments to record income tax expense (benefit) at our effective tax rate of 40%.
(H)	Proforma results for the nine months ended September 30, 2005 exclude the net loss on the sale of the Properties recorded in conjunction with the formation of the Partnership. This pretax loss amount is estimated at $(25,876), assuming a transaction date of September 30, 2005. This total pretax loss amount is the net of a $17,056 pretax gain on the disposition of the tangible assets sold and a $(42,932) pretax loss from the removal of goodwill.